Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of PLBY Group, Inc. of our report dated September 22, 2020 on the consolidated financial statements of Yandy Holdings, LLC and Subsidiary, which report was incorporated by reference in the Form 8-K of PLBY Group, Inc. dated February 16, 2021, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP
Crowe LLP

Sherman Oaks, California

August 31, 2021